Exhibit 99

Contact: Richard Crowley
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA 95131
Phone:   (408) 944-0800
                                                               [Micrel Logo]
Press Release
         MICREL REPORTS FOURTH QUARTER AND FISCAL YEAR 2004 RESULTS
                          FUNDAMENTALS REMAIN STRONG
   * Full Year 2004 Revenues Increased 22 Percent Year-Over-Year; Standard Product Sales Up 29 Percent, Equal to 2004 Industry Growth
   * Full Year 2004 Analog Revenues Highest in Company History - Micrel Analog Revenue Growth 1.5 Times Analog Industry Average
   *  Full Year 2004 EPS Increased Six-Fold Year-Over-Year
   *  Balance Sheet Strong - Inventory Declined Sequentially, Virtually Debt
      Free
   *  Generated Record Annual Free Cash Flow

   San Jose, CA, February 3, 2005 - Micrel, Incorporated (Nasdaq NM: MCRL), an industry leader in Power, Connect and Protect IC solutions, today announced financial results for the quarter and year ended December 31, 2004. Revenues for the fourth quarter were $59.4 million, an increase of 2 percent over the year ago period and 12 percent lower than revenues in the third quarter of 2004. Fourth quarter 2004 net income was $5.1 million, or $0.06 per diluted share compared with $4.0 million, or $0.04 per diluted share in the year ago period and $7.5 million, or $0.08 per diluted share in the third quarter.

   Total revenues for 2004 were $257.6 million, an increase of 22 percent from the $211.7 million in revenues for 2003. For the year ended December 31, 2004, net income was $31.3 million, or $0.34 per diluted share, compared with net income of $4.8 million, or $0.05 per diluted share in 2003.
   "In Micrel's 26-year history, there is only one year that was clearly better than 2004 and that was the year 2000, which was the peak of the industry bubble," stated Ray Zinn, president and chief executive officer of Micrel. "Annual revenues increased at the highest growth rate since 2000 in spite of lower foundry sales. Sales of Micrel's analog standard products in 2004 were the highest in the Company's history, exceeding the previous peak in

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 Micrel Reports Fourth Quarter and Fiscal Year 2004 Results
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the year 2000.  Micrel's analog revenues grew by 27 percent in 2004 compared with 17 percent growth for the analog segment of the industry as measured by the Semiconductor Industry Association. Micrel's gross margin increased by more than 800 basis points to 47.6 percent in 2004 driven by continued cost reductions, higher factory utilization and the benefit of lower fixed costs spread across a larger revenue base. Net income increased substantially from 2003 and the Company generated the highest level of annual free cash flow in its history."

   Zinn continued, "Over the past four years Micrel has become a world-class semiconductor manufacturer while advancing its in-house process technology capability to .35 micron with minimal capital investment. This has led to improved manufacturing efficiencies, significant cost reductions and a lower breakeven point. As a result, despite a sequential decline in sales in the fourth quarter, Micrel remained solidly profitable. The Company continued to generate strong cash flow during the fourth quarter, repaid virtually all of its debt, which is the now at the lowest level in the Company's history, and controlled inventory in the face of uncertain demand. Micrel maintained its new product momentum with the release of 16 new best-in-class products and also continued to expand and strengthen its analog design team in both San Jose and Scotland, and opened a new analog design center in Arizona."

   Outlook
   -------
   "Looking back on 2004, it is clear that customers were expecting a very strong year as they began ordering heavily in the first half of the year in anticipation of higher growth and longer lead times from their suppliers," continued Zinn. "However, toward the end of the second quarter, customers became less optimistic about their own end demand and realized that the semiconductor industry was able to supply product on short notice. In response, customers began to reduce inventory levels, and lead times declined from eight to ten weeks to four to six weeks in the second half of the year, which created an impression that overall demand was weakening, even though end consumption had not declined. This gave rise to the belief that the semiconductor industry was entering another down cycle. Although revenues declined sequentially for Micrel in the fourth quarter, we believe our inventories are well controlled throughout our sales channels. We expect our growth will resume as channel inventories continue to fall and end demand strengthens, presumably near the end of the first quarter."

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 Micrel Reports Fourth Quarter and Fiscal Year 2004 Results
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   The short lead time and high turns-fill environment makes it difficult to predict future revenues. However, based on current backlog levels and demand estimates, the Company projects that first quarter 2005 revenues will be roughly flat sequentially and in a range between $57 million and $61 million.

   "Although we have seen lead times shrink and the turns fill requirement remains high, we are cautiously optimistic for reasonable semiconductor industry growth in the range of 12 percent to 15 percent for 2005, given that channel inventories remain reasonably well controlled and global economies are still growing," concluded Zinn.


   Conference Call
   ---------------
   The Company will host a conference call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) on February 3, 2005. Chief Executive Officer Raymond Zinn and Chief Financial Officer Richard Crowley will present an overview of fourth quarter and fiscal year 2004 financial results, discuss current business conditions and then respond to questions.

   The call is available, live, to any interested party on a listen only basis by dialing (303) 205-0044 or (800) 240-2430. Interested callers should dial in at least five minutes before the scheduled start time and ask to be connected to the Micrel, Incorporated Conference Call. A live webcast will also be available through www.vcall.com. An audio replay of the conference call will be available through February 10, 2005, by dialing (303) 590-3000 or
(800) 405-2236 and entering access code number 11021871. The webcast replay will also be available on the Company's website at www.micrel.com.

   The financial results included in this release are unaudited. The complete, audited financial statements of the Company for the fiscal year ended December 31, 2004 will be included in Micrel's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or before March 16, 2005.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

   This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: our expectations regarding future financial results, including revenues, backlog,

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 Micrel Reports Fourth Quarter and Fiscal Year 2004 Results
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lead times, turns-fill requirements, customer demand, inventories, the world economy, and the nature of industry trends. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, reschedule, or delay orders for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, telecommunications and industrial markets; the impact of any previous or future acquisitions; changes in demand for networking or high bandwidth communications products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company's financial statements; the global economic situation; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel's common stock and other market conditions; the effect of the Company's restatement of previous financial statements; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to the Company
from time to time; and Micrel's operating cash flow.   For further discussion
of these risks and uncertainties, we refer you to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

About Micrel

   Micrel Inc., is a leading global manufacturer of Power, Connect and Protect IC solutions for the worldwide analog, Ethernet and high bandwidth markets. The Company's products include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, Ethernet switch and physical layer transceiver ICs. Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products. Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, CA with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia. In

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 Micrel Reports Fourth Quarter and Fiscal Year 2004 Results
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addition, the Company maintains an extensive network of distributors and reps worldwide.
   For further information, contact Richard Crowley at: Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131, (408) 944-0800; or visit our website at http://www.micrel.com.


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 Micrel Reports Fourth Quarter and Fiscal Year 2004 Results
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

                             MICREL, INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                  (Unaudited)

                                    Three Months Ended     Years Months Ended
                                       December 31,            December 31,
                                   --------------------   --------------------
                                      2004       2003        2004       2003
                                   ---------  ---------   ---------  ---------
Net revenues                       $  59,441  $  58,298   $ 257,551  $ 211,726

Cost of revenues(1)                   31,921     34,556     134,854    128,007
                                   ---------  ---------   ---------  ---------
Gross profit                          27,520     23,742     122,697     83,719
                                   ---------  ---------   ---------  ---------

Operating expenses:
  Research and development            10,360     10,628      41,750     46,953
  Selling, general and
   administrative                      9,933      8,150      37,327     28,987
  Amortization of deferred stock
   compensation(1)                       327        519       1,986      3,034
  Purchased in-process technology       (177)        -          303         -
  Manufacturing facility impairment       -          -           -        (624)
  Restructuring expense                  147         -          584        286
                                   ---------  ---------   ---------  ---------
    Total operating expenses          20,590     19,297      81,950     78,636
                                   ---------  ---------   ---------  ---------
Income from operations                 6,930      4,445      40,747      5,083
Other income, net                        811        122       1,712        619
                                   ---------  ---------   ---------  ---------
Income before income taxes             7,741      4,567      42,459      5,702
Provision for income taxes             2,647        594      11,206        855
                                   ---------  ---------   ---------  ---------
Net income                         $   5,094  $   3,973   $  31,253  $   4,847
                                   =========  =========   =========  =========
Net income per share:
  Basic                            $    0.06  $    0.04   $    0.34  $    0.05
                                   =========  =========   =========  =========
  Diluted                          $    0.06  $    0.04   $    0.34  $    0.05
                                   =========  =========   =========  =========

Shares used in computing per
 share amounts:
  Basic                               90,007     92,337      91,498     92,215
                                   =========  =========   =========  =========
  Diluted                             91,012     95,271      93,083     93,786
                                   =========  =========   =========  =========

(1) Amortization of deferred stock
  compensation included in:
   Cost of revenues                $      56  $     234   $     535  $   1,104
                                   =========  =========   =========  =========

   Research and development        $     114  $     133   $     723  $   1,604
  Selling, general and
   administrative                        213        386       1,263      1,430
                                   ---------  ---------   ---------  ---------
    Total Operating expenses       $     327  $     519   $   1,986  $   3,034
                                   =========  =========   =========  =========

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
                              MICREL, INCORPORATED
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                  (Unaudited)

                                                   December 31,   December 31,
                                                       2004          2003
                                                   ------------   ------------
ASSETS
CURRENT ASSETS:
  Cash, cash equivalents and short-term investments  $  147,785     $  140,059
  Accounts receivable, net                               32,055         33,084
  Inventories                                            35,744         31,108
  Deferred income taxes                                  25,746         34,294
  Other current assets                                    2,488          2,132
                                                     ----------     ----------
    Total current assets                                243,818        240,677

LONG-TERM INVESTMENTS                                     2,012             -
PROPERTY, PLANT AND EQUIPMENT, NET                       81,605         87,993
INTANGIBLE ASSETS, NET                                    6,375          5,771
DEFERRED INCOME TAXES                                        -           2,483
OTHER ASSETS                                                457            515
                                                     ----------     ----------
TOTAL                                                $  334,267     $  337,439
                                                     ==========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                   $   16,275     $   12,897
  Taxes payable                                           4,960          7,627
  Deferred income on shipments to distributors           13,648         12,272
  Other current liabilities                              12,165         12,152
  Current portion of long-term debt                         164            703
                                                     ----------     ----------
    Total current liabilities                            47,212         45,651

LONG-TERM DEBT                                               83          3,280
DEFERRED INCOME TAXES                                       121             -
OTHER LONG-TERM OBLIGATIONS                               1,964          4,899

                                                     ----------     ----------
TOTAL SHAREHOLDERS' EQUITY                              284,887        283,609
                                                     ----------     ----------
TOTAL                                                $  334,267     $  337,439
                                                     ==========     ==========